Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement”) is made effective the 8th day of December 2016 (“Effective Date”), between TetriDyn Solutions, Inc., a Nevada corporation (“Buyer”), and JPF Venture Group, Inc., a Delaware corporation (“Seller”). Capitalized terms not otherwise defined in this Agreement are defined in Article I. Buyer and Seller are each referred to herein as a “Party” and together as the “Parties.”

RECITALS

A.       Seller is pursuing a project comprised of the development of a sustainable living community by creating an ecologically sustainable “EcoVillage” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture (the “Business”); and

B.       Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller, on the terms and conditions of this Agreement, substantially all of the assets of the Business.

NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

Article I
DEFINITIONS

The following words shall have the meaning given them in this Article I.

1.1       “Action” means any suit, action, litigation, grand jury investigation or proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), filed, brought, conducted or heard by or before any Government or dispute resolution forum of any kind or nature.

1.2       “Affiliate” means with respect to any Person, any other Person which is controlling, controlled by, or under common control with, directly or indirectly through any Person, the Person referred to, and, if the Person referred to is a natural person, any member of such Person’s immediate family. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.3       “Agreement” means this Agreement as executed on the date hereof and as amended or supplemented in accordance with the terms hereof.

1.4       “Assumed Liabilities” has the meaning set forth in Section 2.3(a).

1.5       “Bulk Sales Laws” mean the Laws of any jurisdiction relating to bulk sales which are applicable to the sale of the Purchased Assets by Seller hereunder.

1.6       “Business Day(s)” means any day other than a Saturday, Sunday or a legal holiday in the United States.

1.7       “Buyer” has the meaning set forth in the first paragraph hereof.

1.8       “Buyer Indemnified Persons” has the meaning set forth in Section 8.1.

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1.9       “Closing” means the consummation of the transactions contemplated by this Agreement.

1.10       “Closing Date” means the date that is the later of (a) satisfaction or, to the extent permitted hereunder, waiver of all applicable conditions to Closing set forth in this Agreement (other than conditions that are to be satisfied at Closing), or (b) on such other date as the Parties may mutually agree upon in writing.

1.11       “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

1.12       “Contract” means any written contract, agreement, understanding, Lease, indenture, binding commitment or instrument to which Seller is a party primarily with respect to the Business or by which any of the Purchased Assets is bound.

1.13       “Defense Notice” has the meaning set forth in Section 8.4(a).

1.14       “Excluded Assets” has the meaning set forth in Section 2.2.

1.15       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.16       “Excluded Liabilities” has the meaning set forth in Section 2.3(b).

1.17       “GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.18       “Government” means any nation or state, any federal, bilateral or multilateral governmental authority, any state, any possession, territory, local, county, district, city or other governmental unit or subdivision, and any branch, entity, agency, or judicial body of any of the foregoing.

1.19       “Indemnified Losses” has the meaning set forth in Section 8.1.

1.20       “Indemnified Party” has the meaning set forth in Section 8.3.

1.21       “Indemnifying Party” has the meaning set forth in Section 8.3.

1.22       “Law” means any statute, law (including common and civil law), ordinance, decree, order, injunction, rule, directive, or regulation of any Government or quasi-governmental authority, and includes rules and regulations of any regulatory or self-regulatory authority, compliance with which is required by Law.

1.23       “Liabilities” means any liabilities, indebtedness, adverse claims, obligations or other liabilities of a Person, whether direct, indirect, absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due and whether or not reflected or required to be reflected on the financial statements of a Person.

1.24       “Lien” means any lien, security interest, mortgage, indenture, deed of trust, option, pledge, charge, restriction or other encumbrance (in the nature of a lien), claim, community property interest, deposit arrangement, right of first refusal, easement, equitable interest, or any agreement to give or refrain from giving any of the foregoing, other than Permitted Liens.

1.25       “Losses” has the meaning set forth in Section 8.1.

1.26       “Material Adverse Effect” shall mean a material adverse effect on, or any event, fact, circumstance, condition or change that, individually or in the aggregate, is reasonably likely to have a material adverse effect on (a) the Purchased Assets or the Business, or (b) the validity or enforceability of this Agreement.

1.27       “Order” means an order, writ, injunction, or decree of any court or Government.

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1.28       “Ordinary Course of Business” means, with respect to the Business, the ordinary course of commercial operations customarily engaged in by Seller with respect to the Business consistent with the past practices.

1.29       “Party” has the meaning set forth in the first paragraph hereof.

1.30       “Permitted Lien” means, collectively, (a) Liens relating to Taxes, fees, levies, duties or other governmental charges of any kind that are not yet delinquent, are being contested in good faith by appropriate proceedings or which can be paid currently with no penalty, (b) inchoate Liens for mechanics, materialmen, warehousemen’s, laborers, employees, suppliers or similar Liens incurred in the Ordinary Course of Business and arising by operation of law that in the aggregate are not material in amount and do not interfere with the present use of the assets to which they apply, and (c) purchase money Liens and Liens securing rental payments under capital lease arrangements.

1.31       “Person” means any individual, partnership, limited partnership, limited liability company, corporation, trust, business trust, employee stock ownership trust, real estate investment trust, estate, association and other business or not for profit entity.

1.32       “Plan” means any agreement, arrangement, plan, or policy of Seller with respect to the Business, whether or not written, that involves (a) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare, or incentive plan; (b) welfare or “fringe” benefits, including without limitation vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, health care reimbursement, dependent care assistance, cafeteria plan, regular in-kind gifts, or other benefits; or (c) any employment, consulting, engagement, retainer or golden parachute agreement or arrangement.

1.33       “Purchase Price” has the meaning set forth in Section 2.5.

1.34       “Purchase Price Allocation” has the meaning set forth in Section 2.6.

1.35       “Purchased Assets” has the meaning set forth in Section 2.1.

1.36       “Restricted Party” means Jeremy P. Feakins.

1.37       “Restrictive Period” has the meaning set forth in Section 5.1.

1.38       “Seller” has the meaning set forth in the first paragraph hereof.

1.39       “Seller Indemnified Persons” has the meaning set forth in Section 8.2.

1.40       “Straddle Period” has the meaning set forth in Section 6.2(b).

1.41       “Tax” or “Taxes” means all taxes, levies, or other like assessments, including without limitation, all federal, possession, state, city, county, (or governmental unit, agency, or political subdivision of any of the foregoing) income, profits, employment, franchise, gross receipts, sales, use, transfer, stamp, occupation, property, capital, severance, premium, windfall profits, customs, duties, ad valorem, value added, excise, Pension Benefit Guaranty Corporation premiums, any other governmental charges of the same or similar nature to any of the foregoing, and any interest, penalty, or addition to any of the foregoing. Any one of the foregoing Taxes shall be referred to sometimes as a “Tax.”

1.42       “Tax Authority” means any domestic, foreign, federal, national, state, county or municipal or other local government responsible for the collection of Taxes.

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1.43       “Tax Returns” means all returns, reports, estimates, claims for refund, information statements, or returns with respect to Taxes relating to or required to be filed with any Tax Authority, including any schedule or attachment thereto, and including any amendment thereof. Any one of the foregoing Tax Returns shall be referred to sometimes as a “Tax Return.”

1.44       “Territory” means the United States Virgin Islands.

1.45       “Third Person” has the meaning set forth in Section 8.4(a).

1.46       “Third-Person Claim” has the meaning set forth in Section 8.4(a).

Article II
PURCHASE AND SALE

2.1       Assets to be Purchased. Subject to the terms and conditions hereof, on the Closing Date Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase and accept from Seller, free and clear of all Liens, all right, title and interest in and to the following assets used primarily in connection with the Business (the “Purchased Assets”), but excluding the Excluded Assets:

(a)       All current assets used primarily in connection with the Business, including designs, conceptual plans, blueprints, drawings, sketches, outlines, maps, plots, diagrams, drafts, representations, schemes and models, as well as prepaid items and expenses, advance payments, rights of offset, rights of recovery, rights of recoupment, credits, claims for refunds (excluding Taxes) and similar items of Seller with respect to the Business, in each case determined in accordance with GAAP;

(b)       All social media accounts and profiles used in the Business, if any;

(c)       Promotional literature (and all hard copy and electronic files related thereto), and files, correspondence and documents relating thereto, and all studies, reports and other materials relating to feasibility, development, research, sales, marketing, advertising or promotions of the Business;

(d)       All landline telephone numbers, facsimile numbers, e-mail addresses, postal addresses and postal boxes used exclusively by the Business;

(e)       All transferable franchises, tradenames, “dba”s, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from Governments (if any) that are necessary to the Business;

(f)       The rights of Seller relating to the Assumed Liabilities;

(g)       The goodwill of the Business; and

(h)       All other assets, property, rights and interests of Seller that are used by Seller in connection with the operation of the Business.

2.2       Excluded Assets. Notwithstanding anything to the contrary contained herein, the term “Purchased Assets” shall specifically exclude the following rights, properties and assets of Seller (each and all such rights, properties and assets being herein referred to as the “Excluded Assets”):

(a)       The corporate minute books and stock records of Seller;

(b)       Rights of Seller under this Agreement;

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(c)       All Tax refunds, Tax credits and any other Tax amounts payable or due to Seller or its Affiliates.

2.3       Liabilities.

(a)       Upon the terms and subject to the conditions of this Agreement, immediately on the Closing Date Seller agrees to assign and transfer to Buyer and Buyer agrees to assume the following Liabilities of Seller relating to the Business (the “Assumed Liabilities”), but excluding the Excluded Liabilities:

(i)       All accrued expenses and other current Liabilities of Seller, including all accounts payable; and

(ii)       Operational liabilities and expenses of the Business accruing subsequent to the Closing Date which relate solely to the Business.

(b)       Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume or be deemed to have assumed, and shall have no liability or obligation with respect to, any Liabilities other than the Liabilities expressly assumed pursuant to Section 2.3(a), including but not limited to the following liabilities (collectively, the “Excluded Liabilities”):

(i)       all Liabilities with respect to any employee, independent contractor, former employee or former independent contractor of Seller in relation to the period prior to Closing and in connection with the termination of service in connection with the consummation of the transactions contemplated by this Agreement, including without limitation those arising from or relating to his or her employment or independent contractor relationship with Seller or the termination thereof, including without limitation any expenses, liabilities or costs relating to any claims and liabilities for the payment of severance benefits, bonuses, supplemental unemployment benefits, medical, other health benefits, life insurance plans, pension plans, retiree benefits, workers compensation claims and liabilities with respect to any Plan;

(ii)       all Liabilities, whether known or unknown, arising out of, resulting from or relating to the Excluded Assets;

(iii)       Taxes payable by the Business, Seller or any of its Affiliates, as a result of the operation of the Business at or prior to the Closing Date;

(iv)       all Liabilities for which Seller expressly has responsibility as a result of the execution of, or pursuant to the terms of, this Agreement; and

(v)       all Liabilities of Seller or any of its Affiliates arising prior to or after the Closing Date to the extent such Liabilities are not related to, or do not arise out of, the operation of the Business or the ownership or use of the Purchased Assets.

2.4       Completion of Transfers.

(a)       Notwithstanding anything else contained in this Agreement, in the event that the legal interest in any of the Purchased Assets or Assumed Liabilities to be sold, assigned, transferred or conveyed pursuant to this Agreement, or any claim, right or benefit arising thereunder or resulting therefrom cannot be sold, assigned, transferred or conveyed hereunder as of the Closing Date because any documentation necessary under applicable Law, regulation, rule of the Exchange Act or other requirement has not been completed, any waiting or notice period has not expired or any consents or approvals required for such transfer have not been obtained or waived, then the legal interest in such Purchased Assets or Assumed Liabilities shall not be sold, assigned, transferred or conveyed unless and until such documentation is properly completed, waiting or notice period shall have expired or been waived or until such approval, consent or waiver is obtained. Nothing in this Agreement shall be construed as an attempt to transfer or assign to Buyer any legal interest in any of the Purchased Assets or Assumed Liabilities which, as a matter of Law, regulation, rule of the Exchange Act or by the terms of any legally binding Contract to which Seller is subject, is not transferable or assignable unless such conditions to transfer or assignment have been fulfilled. If any such necessary documentation is not completed, any waiting or notice period has not expired or any consent or approval is not obtained or waived, or if for any reason any assignment or transfer is ineffective, Seller shall cooperate with Buyer in any reasonable arrangement requested by Buyer to provide for Buyer the benefits under the Purchased Assets.

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(b)       Pending the assignments, conveyances and transfers referred to in this Section 2.4, Seller shall hold any such non-transferred or non-assigned Purchased Assets and Assumed Liabilities for the benefit of Buyer and shall cooperate with Buyer, without the payment of any additional consideration by Buyer, in any lawful and reasonable arrangements designed to provide the benefits of ownership thereof to Buyer.

2.5       Purchase Price. The aggregate consideration to be paid by Buyer under this Agreement shall be equal to One Million Two Hundred Fifty Thousand (1,250,000) shares of Buyer’s restricted common stock (the “Purchase Price”). The Purchase Price shall adjust pursuant to any stock split or reclassification occurring prior to the Closing Date.

2.6       Allocation of Purchase Price. The Parties agree that the Purchase Price shall be allocated in the manner determined by Buyer (the “Purchase Price Allocation”). For all Tax purposes (including without limitation the filing of Internal Revenue Service Form 8594), Buyer, Seller and the Affiliates of each of them, shall report, act and file Tax Returns in all respects and for all purposes consistent with such allocation and take no position for Tax purposes inconsistent or contrary to the Purchase Price Allocation unless required to do so by applicable Law.

2.7       Deliveries of Seller at Closing. The obligation of Buyer to purchase the Purchased Assets and assume the Assumed Liabilities and to consummate the transactions contemplated herein is subject to the condition that at the Closing Seller shall have delivered or cause to be delivered to Buyer each of the following documents:

(a)       a bill of sale with respect to the Purchased Assets to be sold by Seller, in form and substance reasonably acceptable to Buyer, duly executed by Seller;

(b)       an assignment and assumption agreement with respect to the Assumed Liabilities to be assumed from Seller, in form and substance reasonably acceptable to Buyer, duly executed by Seller; and

(c)       any other documents that Buyer reasonably requests to effectuate the transactions contemplated hereby.

2.8       Deliveries of Buyer at Closing. The obligation of Seller to sell the Purchased Assets and assign the Assumed Liabilities and to consummate the transactions contemplated herein is subject to the condition that at the Closing Buyer shall have delivered or cause to be delivered to Seller each of the following:

(a)       Stock certificates evidencing the Purchase Price; and

(b)       the assignment and assumption agreement with respect to the Assumed Liabilities assumed by Buyer, duly executed by Buyer.

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Article III
REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller makes the following representations and warranties, each of which is material to and is relied upon by Buyer and is true and correct on the date hereof and shall survive the Closing as provided in Section 8.5.

3.1       Corporate Organization, Qualification and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and use the Purchased Assets and to conduct the Business and holds all authorizations, licenses and permits necessary and required therefor and all such authorizations, franchises, licenses and permits are valid and subsisting.

3.2       Enforceability; Noncontravention.

(a)       Seller has full power, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, and to comply with the terms, conditions and provisions hereof. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)       Neither the Business, Seller nor the Purchased Assets is a party to, subject to or bound by any Contract, Law or Order which would (i) conflict with or be breached, defaulted under or violated, or the obligations thereunder accelerated, increased, extinguished or terminated (whether or not with notice or lapse of time or both), by the execution, delivery or performance by Seller of this Agreement, or (ii) could reasonably be expected to prevent or adversely affect the carrying out of the transactions contemplated hereby. No permit, consent, waiver, approval, authorization of, declaration to, filing or registration with, action by or notice to any Government or third party is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated by this Agreement. None of the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder, or the consummation by Seller of the transactions contemplated hereby will: (A) result in the creation of any Liens against the Purchased Assets, the Business or Seller, other than Liens imposed by Buyer following the Closing Date, or (B) violate, conflict with or result in any breach of any provision, term or condition of the charter or organizational documents of Seller.

3.3       No Undisclosed Liabilities. To Seller’s Knowledge, the Business does not have any Liabilities whatsoever, whether direct or indirect, matured or unmatured, known or unknown, accrued, absolute, contingent, unliquidated or otherwise, and there is no basis for any such liability or obligation or any claim in respect thereof which would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, in either case other than liabilities or obligations incurred in the Ordinary Course of Business (none of which is a liability for breach of contract, breach of warranty, product liability, tort or infringement).

3.4       Taxes.

(a)       Seller has filed, or caused to be filed, on a timely basis all material Tax Returns for periods ending prior to the Closing Date that are required to be filed with respect to the Purchased Assets, and such Tax Returns are true, accurate and complete in all material respects.

(b)       Seller currently is not the beneficiary of any extension of time within which to file any Tax Return with respect to the Business, and no claim has been made by an authority in a jurisdiction where Seller does not file Tax Returns with respect to the Business that Seller is or may be subject to taxation by that jurisdiction.

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(c)       All Taxes due and owing by Seller or which have been claimed in writing to be due by any Tax Authority with respect to the Purchased Assets (whether or not reflected on any Tax Return) have been timely and fully paid.

(d)       There are no Liens for Taxes upon any of the Purchased Assets other than Permitted Liens.

(e)       No federal, state, local or non-U.S. Tax audit, examination or administrative or judicial Tax proceeding is pending or being conducted, or to the Knowledge of Seller, threatened, with respect to the Purchased Assets or the Business.

(f)       Seller is not a party to or bound by any Tax sharing agreement that will have a continuing effect on Buyer or the Purchased Assets after the Closing Date, except as are included in connection with an Assumed Liability or provided for as part of a Purchased Asset.

3.5       Assets. Seller has good and marketable title to all of the Purchased Assets, free and clear of all Liens. No Purchased Assets are in the possession of others. Upon the Closing, the Buyer shall be vested with good title to, or a valid leasehold interest or license in, the Purchased Assets.

3.6       Necessary Property. The Purchased Assets and Assumed Liabilities constitute all property and property rights now used or reasonably necessary for the conduct of the Business in the manner and to the extent presently conducted by Seller. There exists no condition, restriction or reservation affecting the title to the Purchased Assets or the Assumed Liabilities or that would prevent Buyer from utilizing the Purchased Assets or enforcing its rights with respect to the Purchased Assets or Assumed Liabilities after the Closing to the same full extent that Seller would have the ability to do so if the sale and transfer contemplated hereby did not take place.

3.7       Litigation. (a) there is no, and there has not been, any Action pending or, to the Seller’s Knowledge, threatened, against Seller with respect to the Business or, to the extent arising in connection with the Business, the Seller or directors, officers, agents, or other personnel of the Business, including without limitation any Action challenging, enjoining, or preventing this Agreement or the consummation of the transactions contemplated hereby and, to the Knowledge of Seller, there is no reasonable basis for any such Action; (b) Seller with respect to the Business is not or has not been subject to any Order other than Orders of general applicability and, to the Knowledge of Seller, there is no reasonable basis for any such Orders; and (c) Seller with respect to the Business has not been, or to Seller’s Knowledge, been threatened to be, a party or subject to any Action or Order relating to personal injury, death, or property or economic damage arising from the products of the Business and, to the Knowledge of Seller, there is no reasonable basis for any such Action or Order.

3.8       Brokers, Finders. No finder, broker, agent, or other intermediary, acting on behalf of Seller is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

Article IV
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer hereby makes the following representations and warranties, each of which is material to and is relied upon by Seller and is true and correct on the date hereof and shall survive the Closing as provided in Section 8.5.

4.1       Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Subject to Buyer’s obligations under the Exchange Act, Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or law).

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4.2       Consents. No permit, consent, waiver, approval or authorization of, or declaration to or filing or registration with any Person or Government is required for the execution, delivery and performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

4.3       Non-contravention. The Buyer is not a party to, subject to or bound by any contract, Law or Order which would (i) conflict with or be breached or violated or the obligations thereunder accelerated, increased, extinguished or terminated (whether or not with notice or lapse of time or both) by the execution, delivery or performance by Buyer of this Agreement, or (ii) prevent the carrying out of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder, or the consummation by Buyer of the transactions contemplated hereby will violate, conflict with or result in any breach of any provision of the organizational documents of Buyer.

4.4       Brokers, Finders. No finder, broker, agent, or other intermediary acting on behalf of Buyer, directly or indirectly, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

Article V
COVENANT NOT TO COMPETE

In consideration of the Purchase Price and the consummation of the transactions contemplated hereby:

5.1       Covenants. During the three (3) year period following the Closing (the “Restrictive Period”), the Restricted Party shall not:

(a)       directly or indirectly, as a principal, employee, partner, shareholder, member, officer, director, agent or otherwise, compete with, or own, operate, manage or control, or in any manner knowingly facilitate (including, in association with any Person, or through any Person), or control any financial interest in, any Person that competes with, the Business within the Territory; provided, however, that the running of such time period shall be tolled during any period of time during which the Restricted Party violates the provisions of this paragraph; provided further, that the foregoing shall not prohibit the Restricted Party from owning 5% or less of the outstanding equity or debt securities of a publicly traded entity. Notwithstanding the foregoing, Buyer acknowledges that JPF Venture Group, Inc. (“JPFVG”) is majority-owned by the Restricted Party, and each of JPFVG and the Restricted Party own substantial interests in Ocean Thermal Energy Corporation (“OTEC”), which is a potential supplier of energy for the Business. Buyer agrees that the Restricted Party’s involvement with OTEC, and OTEC’s potential supply of energy to competing businesses will not violate or otherwise breach any provision of this Section 5.1; or

(b)       directly or indirectly, solicit, encourage to leave employment, or hire any person who at the time of proposed hire by the Restricted Party is an employee of the Business, or induce or attempt to induce, or assist anyone else to induce or attempt to induce, any customer, lessor, supplier, agent or representative of the Business, or any other Person that has or had, during the one (1) year immediately preceding the Closing Date, a business relationship with Seller in connection with the Business, to reduce, adversely modify or discontinue its business or business relationship with the Business, including by disparaging the Business or Buyer in any way, or disclose to anyone else the name and/or requirements of any such customer.

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5.2       Enforceability.

(a)       The Restricted Party hereby acknowledges and agrees that the restrictions contained in this Article V are reasonable and enforceable in view of, among other things, (i) the narrow range of activities prohibited, (ii) the temporal scope of the restrictions, (iii) the geographic scope of the restrictions, (iii) the fact that Seller would have an unfair competitive advantage if the Restricted Party were allowed to engage in the competitive activities prohibited by Section 5.1 in light of the confidential, proprietary and trade secret information and/or goodwill that Seller had as of the Closing Date, and (iv) that the covenants and restrictions contained in Section 5.1 have been made in order to induce Buyer to enter into this Agreement from which Seller will receive substantial benefit.

(b)       In addition, Seller acknowledges that the foregoing restrictions are reasonable and agrees that in the event of any breach thereof, the harm to Buyer and/or the Business will be irreparable and without adequate remedy at law and therefore that injunctive relief with respect thereto will be appropriate. In the event that a court of competent jurisdiction determines, in an Action brought by or on behalf of Buyer or the Business, that any of the foregoing provisions are unenforceable as stated, the Parties intend that such restrictions be modified to permit enforcement to the maximum extent permitted by applicable Law.

Article VI
ADDITIONAL COVENANTS OF THE PARTIES

6.1       Public Announcements; Confidentiality.

(a)       The Parties shall not issue any press release or make any public statement with respect to the transactions contemplated by this Agreement, except upon prior mutual written agreement of the Parties, or as may be required by any applicable Law or any Government; provided, however, that each Party shall give reasonable prior notice to the other Parties of the content and timing of any such press release or other public statement required by applicable Law or any Government. Notwithstanding the foregoing, Seller acknowledges that Buyer has obligations pursuant to the Exchange Act to file reports disclosing the transactions consummated herein and the material agreements related thereto. Buyer shall have sole discretion in the drafting and filing of those reports.

(b)       Subject to Section 6.1(a), the Parties shall keep this Agreement and the execution and terms hereof confidential; provided, that each of the Parties may disclose such matters to its directors, officers, executive employees and advisors to such extent as may be reasonable for the negotiation, execution, consummation and performance of this Agreement. The foregoing obligations of confidentiality in this Section 6.1(b) do not pertain to the disclosure of information in connection with the conduct of normal Business operations, is available publicly, or is required to be disclosed by any court or any Party discloses, upon advice of counsel, in order to comply with applicable Law. The Parties recognize and agree that in the event of a breach by any of them of this Section 6.1(b), money damages may not be an adequate remedy to the injured party for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by such injured party therefrom. Accordingly, if there should be a breach or threatened breach by any of Buyer or any Seller of the provisions of this section, the injured Party shall be entitled to an injunction restraining the breaching Party from any breach without showing or proving actual damage sustained by the injured Party. Nothing in the preceding sentence shall limit or otherwise affect any remedies that Buyer or Seller may otherwise have under applicable Law.

6.2       Taxes.

(a)       All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by Seller, provided, that if Buyer is obligated to or otherwise pays or satisfies any such Tax obligations, Seller will promptly reimburse Buyer for the same. All necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, will be prepared and filed by the Party required to file such Tax Returns under applicable Law, and if required by applicable Law, the other Party will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. Buyer and Seller agree to use their best efforts to obtain any certificate, including a resale certificate, or other document from any Government authority as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

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(b)       All Taxes relating to the Purchased Assets for any taxable periods ending at or prior to the Closing Time are the responsibility of and shall be paid by Seller. Taxes relating to the Purchased Assets for any taxable period commencing prior to and ending after the Closing Date (a “Straddle Period”) shall be pro-rated between Seller (on the one hand) and Buyer (on the other hand). Seller shall be responsible for that portion of the Straddle Period ending at the Closing Date, and Buyer shall be responsible for that portion of the Straddle Period beginning after the Closing Date. The Parties shall settle their allocable portion of the Straddle Period Tax at Closing (if paid before Closing) or if paid after Closing within fifteen (15) days after the date such amounts are paid. For purposes of this Section 6.2(b), the portion of such Tax that relates to the portion of the Straddle Period ending at the Closing Date shall (x) in the case of any Taxes based upon or related to employment, sales and use, value added and other non-periodic Taxes be deemed equal to the amount that would be payable if the relevant taxable period ended at or immediately prior to the Closing Date and (y) in the case of any periodic Taxes and Taxes other than Taxes in (x) be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the day before the Closing Date and the denominator of which is the number of days in the entire taxable period.

(c)       From and after the Closing Date, to the extent reasonably requested by the other Party, and at such Party’s expense, Seller and Buyer shall assist and cooperate with each other in the preparation and filing of any Tax Return described in this Section 6.2 and shall assist and cooperate with the other in preparing for any disputes, audits or other litigation relating to Taxes for which the other Party is responsible pursuant to this Agreement.

6.3       Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby. From the time of the execution of this Agreement until the Closing, Seller shall conduct business only in the ordinary course consistent with past practice.

6.4       Access to Records; Cooperation. From and after the Closing, Seller shall, during normal business hours and with reasonable prior notice, provide Buyer with reasonable access to their books and records relating to the Purchased Assets, the Assumed Liabilities or the Business transferred to Buyer hereunder.

Article VII
CONDITIONS TO CLOSING

7.1       Conditions Precedent to Obligations of Buyer and Seller. The respective obligations of Buyer and Seller to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part, provided that such waiver is made by both Buyer and Seller in writing:

(a)       No Contrary Judgment. On the Closing Date there shall exist no valid judicial order which prohibits the consummation of the transactions contemplated by this Agreement;

(b)       Exchange Act Requirements. Buyer shall have performed all of its obligations pursuant to the Exchange Act in connection with the consummation of the transactions contemplated herein; and

(c)       Material Adverse Effect. No Material Adverse Effect shall have occurred since the date hereof.

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7.2       Conditions Precedent to Obligations of Buyer. The obligation of Buyer to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by Buyer in writing:

(a)       Accuracy of Representations and Warranties. The representations and warranties of Seller contained in Article III shall be true and correct in all respects.

(b)       Performance of Covenants. Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

(c)       Deliveries. Seller shall have made or tendered, or caused to be made or tendered, delivery to Buyer of the documents referenced in Section 2.7.

7.3       Conditions Precedent to Obligations of Seller. The obligation of Seller to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by Seller in writing:

(a)       Accuracy of Representations and Warranties and Performance of Obligations. The representations and warranties of Buyer contained in Article IV shall be true and correct in all respects.

(b)       Performance of Obligations. Buyer shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

(c)       Deliveries. Buyer shall have made or tendered, or caused to be made or tendered, delivery to Seller of the documents referenced in Section 2.8.

Article VIII
INDEMNIFICATION

8.1       Indemnification by Seller. Subject to the limitations set forth in Section 8.5 below, Seller shall hold Buyer and its Affiliates and the shareholders, directors, officers, partners, employees, successors, assigns, representatives and agents of each of them in their capacities as such (the “Buyer Indemnified Persons”), harmless and indemnify each of them from and against any and all claims, actions, assessments, losses, damages, liabilities, expenses or costs (whether or not arising out of third party claims) (collectively, “Losses”), plus reasonable attorneys’ fees and expenses incurred in connection with Losses (in all, “Indemnified Losses”) incurred by any of them resulting from or arising out of:

(a)       the breach or inaccuracy of any representation or warranty contained in Article III of this Agreement;

(b)       the non-fulfillment, non-performance, violation or breach of any agreement or covenant of Seller contained in this Agreement;

(c)       the Excluded Assets, including, without limitation, the ownership, use or possession of the Excluded Assets;

(d)       the Excluded Liabilities; or

(e)       non-compliance with any Bulk Sales Laws in connection with the consummation of the transactions contemplated hereby.

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8.2       Indemnification by Buyer. Subject to the limitations set forth in Section 8.5 below, Buyer shall hold Seller and its Affiliates and the shareholders, directors, officers, partners, employees, successors, assigns, representatives and agents of each of them in their capacities as such (the “Seller Indemnified Persons”) harmless and indemnify each of them from and against any and all Indemnified Losses incurred by any of them, resulting from or arising out of:

(a)       the breach or inaccuracy of any representation or warranty contained in Article IV of this Agreement;

(b)       the non-fulfillment, non-performance, violation or breach of any agreement or covenant of Buyer contained in this Agreement; or

(c)       the Assumed Liabilities.

8.3       Notice of Claim. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Seller seeks indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the “Indemnified Party”) shall give reasonably prompt written notice to the indemnifying Party (the “Indemnifying Party”) specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted; provided, however, that the right of a Person to be indemnified hereunder shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is actually and materially damaged thereby. Subject to the terms hereof, the Indemnifying Party shall pay the amount of any valid claim not more than ten (10) days after the Indemnified Party provides notice to the Indemnifying Party of such amount. For purposes of this Section 8.3, a claim shall be deemed to be “valid” if (a) the Parties mutually agree to the validity of such claim, or (b) the claim is final and adjudicated.

8.4       Right to Contest Claims of Third Persons.

(a)       If an Indemnified Party claims that it is entitled to indemnification hereunder because of a claim asserted by any claimant other than an Indemnified Party hereunder (a “Third Person”), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a Person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is actually and materially prejudiced thereby. Except as otherwise provided in this Section 8.3, the Indemnifying Party shall then have the right, upon written notice to the Indemnified Party (a “Defense Notice”) at any time following receipt from the Indemnified Party of notice of such claim, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, contest, or settle the claim alleged by such Third Person (a “Third Person Claim”), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing its obligation to indemnify the Persons to be indemnified hereunder with respect to such Third Person Claim and to discharge any Indemnified Losses incurred in connection therewith. The Indemnified Party may thereafter participate in (but not control) the defense of any such Third Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the reasonable costs of defense to the extent they are Indemnified Losses. In the event that the Indemnifying Party shall fail to give the Defense Notice, (i) the Indemnified Party shall be entitled to have the control over said defense and settlement of the subject claim, (ii) the Indemnifying Party will cooperate with and make available to the Indemnified Party such assistance and materials as it may reasonably request, and (iii) the Indemnifying Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, and the Indemnifying Party, if it is required to provide indemnification under this Agreement, will be liable for all Indemnified Losses incurred in connection therewith.

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(b)       In the event that the Indemnifying Party delivers a Defense Notice with respect to such Third Person Claim and thereby elects to conduct the defense of the subject claim, (i) the Indemnifying Party shall be entitled to have control over said defense and, subject to the provisions set forth below, settlement of the subject claim, (ii) the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, and (iii) the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. In such an event, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, conditioned or delayed unless (i) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (ii) the Indemnified Party shall have no liability with respect to any compromise or settlement of such Third Person Claims effected without its consent, in which cases the consent of the Indemnified Party shall not be required.

8.5       Limitations on Indemnity.

(a)       The representations and warranties of the parties contained in Article III and Article IV herein shall survive the Closing Date. Claims for indemnification arising out of breaches of the representations and warranties contained in Article III and Article IV shall only be valid to the extent that such claims are made within a period of twenty-four (24) months from the Closing Date, at which point such representations and warranties and any cause of action based thereon shall terminate.

(b)       For all Tax purposes, all indemnification payments under this Article VIII shall be treated by the Parties as adjustments to the Purchase Price to the extent permitted by applicable law.

8.6       Certain Damages. In no event shall any Indemnified Party be entitled to recover or make a claim for any amounts in respect of, and in no event shall “Losses” for purposes of this Agreement be deemed to include, (a) consequential, incidental or indirect damages, lost profits or punitive, special or exemplary damages and, in particular, damages calculated by “multiple of profits” or “multiple of cash flow” or similar valuation methodology or (b) to the extent such Indemnified Party is Buyer or its respective Affiliates, any Loss, liability, damage or expense to the extent it is an Assumed Liability hereunder.

Article IX
MISCELLANEOUS PROVISIONS

9.1       Notice. All notices required to be given under this Agreement must be made in writing by regularly scheduled overnight delivery or by personal delivery, to the last known address of the other party. Such notices will be deemed given two (2) Business Days after deposit with an overnight carrier, or on the day of personal delivery.

9.2       Termination.

(a)       This Agreement may only be terminated:

(i)       by mutual written consent of Seller and Buyer;

(ii)       by either Seller or Buyer, if the Closing shall not have occurred on or before December 31, 2016 (the “Termination Date”), provided, however, that the right to terminate this Agreement under this Section 9.2(a)(i) shall not be available to any Party whose failure to fulfill in any material respect any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Termination Date;

(iii)       by either Seller or Buyer in the event that any Government Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable or if any applicable Law has been enacted, promulgated or enforced by any Government that makes the consummation of the transactions contemplated by this Agreement illegal;

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(iv)       by Buyer if Seller shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement, which would give rise to the failure of a condition set forth in Article VII, which breach cannot be or has not been cured before the earlier of (i) thirty (30) days following written notice thereof by Buyer or (ii) the Termination Date; or

(v)       by Seller if Buyer shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement, which would give rise to the failure of a condition set forth in Article VII, which breach cannot be or has not been cured before the earlier of (i) thirty (30) days following written notice thereof by Seller or (ii) the Termination Date.

(b)       In the event of any termination of the Agreement as provided in this Section 9.2, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of Buyer or Seller, except with respect to any willful breach of this Agreement occurring prior to termination and except that the provisions of Section 6.1 shall survive any such termination of this Agreement. Notwithstanding the foregoing, in the event of any termination pursuant to any of subsections (i) through (iv), above, the Security Deposit shall be fully refunded to Buyer, without interest, promptly after such termination.

9.3       Entire Agreement. This Agreement and the instruments to be delivered by the Parties pursuant to the provisions hereof, embody and set forth the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

9.4       Dispute Resolution. The Parties waive their right to trial by jury, and agree that all disputes arising hereunder shall be decided by binding arbitration before a retired Superior Court Judge in the City of New York, New York, pursuant to Delaware law. It is agreed any decision of the arbitrator shall be final. Judgment may be issued from the arbitrator’s decision, and may be enforced in any court of appropriate jurisdiction. Nothing set forth herein shall prevent either Party from obtaining injunctive relief from a court of appropriate jurisdiction. Should either Party not agree to arbitration following written demand, the Party not prevailing in any petition shall pay the prevailing Party its reasonable attorneys’ fees in connection therewith. The costs of the arbitration, including attorneys’ fees, shall be borne by the Party not prevailing.

9.5       Amendment and Modification. To the extent permitted by applicable Law, this Agreement shall be amended, modified or supplemented only by a written agreement between Parties.

9.6       Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties and their respective successors, heirs, devisees, legatees, legal representatives and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of Law or otherwise) by Buyer without the prior written consent of Seller or by Seller without the prior written consent of Buyer; provided, however, that Buyer shall have the right to transfer and assign its rights hereunder to purchase the Purchased Assets and assume the Assumed Liabilities and any other rights or benefits afforded to it by this Agreement to any entity which is controlled by Buyer.

9.7       Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A facsimile or portable document format signature on this Agreement or any agreement or document executed in connection herewith shall be as effective as an original.

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9.8       Headings; Interpretation. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article or Section, unless otherwise indicated, shall mean an Article or a Section of this Agreement. References herein to “days,” unless otherwise indicated, are to consecutive calendar days. Words in the singular shall be held to include the plural and vice versa. Words of one gender shall be held to include both genders. The word “including” and words of similar import shall mean “including without limitation” unless otherwise specified. The word “or” shall not be exclusive unless otherwise specified. Provisions shall apply, when appropriate, to successive events and transactions. Each Party hereto has participated substantially in the negotiation and drafting of this Agreement and each Party agrees that any ambiguity herein should not be construed against the draftsman.

9.9       Expenses; Legal Counsel. Buyer and Seller shall pay the fees and expenses of its counsel, accountants, experts, other representatives and all other expenses incurred by any of them incident or relating to the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, and the performance by it of its obligations hereunder. Seller acknowledges and agrees that Procopio Cory Hargreaves & Savitch LLP has acted solely as counsel to Buyer, and that it has had the opportunity to, and has secured legal advice and consult of its own legal counsel in connection with this Agreement and the transactions contemplated herein.

9.10       Sole Remedy. Except as otherwise provided herein, the sole remedy of the Buyer and the Seller for any and all claims with respect to the breach or failure of any representation, warranty or covenant herein shall be the indemnity set forth in Article VIII (pursuant to the provisions set forth in Article VIII) and neither the Buyer Indemnified Parties nor the Seller Indemnified Parties will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, against the other parties with respect to the same, all of such remedies, entitlements and recourse being expressly waived by the Parties hereto to the fullest extent permitted by Law.

9.11       Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its choice of law rules.

9.12       No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any Party to this Agreement with respect thereto. The representations and warranties contained in this Agreement are made for purposes of this Agreement only and shall not be construed to confer any additional rights on the Parties under applicable state and federal securities laws. The Parties agree that no provision of this Agreement shall create any third party beneficiary rights in any person or organization (including without limitation employees or former employees of the Business, unions or other representatives of such employees or former employees, or trustees, administrators, participants, or beneficiaries of any Plan) with respect to any benefits that may be provided, directly or indirectly, under any Plan.

9.13       Severability. Subject to the provisions set forth in Section 5.2 regarding judicial modification of the covenant not to compete, if any other provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.14       No Waiver. Any failure by any of the Parties hereto to comply with any of the obligations, agreements or conditions set forth herein may be waived by the other Party or Parties, provided that any such waiver will be binding on any Party only if such waiver is set forth in a writing executed by such party; provided, however, that any such waiver shall not operate or be construed as a continuing waiver or as a waiver of any other obligation, agreement or condition.

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9.15       Bulk Sales Compliance. Buyer and Seller each hereby waive compliance with the requirements and provisions of any Bulk Sales Laws or other transfer Law with respect to the sale of any or all of the Purchased Assets to Buyers or the transactions contemplated by this Agreement.

[Remainder of page left intentionally blank; signature page follows]

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THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

BUYER:

TETRIDYN SOLUTIONS, INC.

By: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: Chairman and CEO

SELLER:

JPF VENTURE GROUP, INC.

By: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: Chairman and CEO

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